UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2024

Biora Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39334	27-3950390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 727-2841

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On July 1, 2024, Biora Therapeutics, Inc. (the “Company”) issued a press release announcing positive topline results from its clinical trial of BT-600. The Company will hold a conference call with members of its Clinical Advisory Board on July 17, 2024 to provide additional details regarding the data results.

Also on July 1, 2024, the Company made available an updated corporate presentation on the Company’s website.

Copies of the press release and the corporate presentation are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein. The exhibits furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On July 1, 2024, the Company announced the following positive topline results from its clinical trial of BT-600, an orally-administered drug-device combination in development for the potential treatment of patients with ulcerative colitis that leverages the Company’s ingestible NaviCap™ device to deliver a proprietary liquid formulation of tofacitinib directly to the colon:

Summary of Key BT-600 Phase 1 Trial Results

Results from the Phase 1 clinical trial demonstrate a pharmacokinetic profile consistent with drug delivery and absorption in the colon for both single and multiple ascending dose (“SAD/MAD”) cohorts.

•

First evidence of systemic absorption of tofacitinib was at six hours, consistent with colonic (vs. upper gastrointestinal) delivery. Maximal levels in the trial occurred at eight to ten hours vs. 30 minutes for conventional oral tofacitinib in other trials.

•

Maximal systemic drug exposure was three to four times lower than that seen with conventional oral tofacitinib in other trials, demonstrating the NaviCap platform’s ability to deliver locally to the colon and limit systemic drug exposure.

The distribution of colon tissue exposure suggests that pan-colonic delivery of tofacitinib was achieved.

•	Sites in the distal colon were biopsied, following delivery of tofacitinib in the proximal colon, for evidence of tissue drug exposure.

•	Biopsy results provided evidence of drug exposure extending to the distal colon, at common sites of disease.

•	Post-retrieval device analysis further confirmed that NaviCap devices accurately delivered drug in the colon, with 100% of devices (SAD) and 98% of devices (MAD) detecting colon entry.

NaviCap devices were well tolerated by participants in both the SAD and MAD cohorts.

Phase 1 Clinical Trial Design

The objectives of this Phase 1 randomized, double-blind, placebo-controlled, SAD/MAD clinical trial were to evaluate the safety and pharmacokinetics of BT-600 when administered orally in healthy adult participants. The trial, which was conducted in the United States, consisted of two parts: The first part was comprised of 24 participants receiving a single ascending dose of BT-600 with tofacitinib at 5 mg or 10 mg doses or placebo. The second part was comprised of 24 participants receiving multiple ascending-doses of BT-600 with tofacitinib at 5 mg or 10 mg doses or placebo daily for 7 days. The trial is listed at clinicaltrials.gov (NCT06275464). The “other trials” referred to in the summary of the Phase 1 clinical trial results above were conducted at different times, with differences in trial design and patient populations. As a result, cross-trial comparisons cannot be made and no head-to-head clinical trials have been conducted.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 1, 2024

99.2	Corporate Presentation (July 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biora Therapeutics, Inc.

Date: July 1, 2024	By:	/s/ Eric d’Esparbes
	Name:	Eric d’Esparbes
	Title:	Chief Financial Officer